Exhibit 99.1

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED FINANCIAL STATEMENTS

AS OF DECEMBER 31, 2008 AND

FOR THE YEAR THEN ENDED

AND

INDEPENDENT AUDITOR'S REPORT

INDEPENDENT AUDITOR'S REPORT

To the Board of Directors
Medivision Medical Imaging Ltd.

       We have audited the accompanying consolidated balance sheet of Medivision Medical Imaging Ltd. and subsidiaries (the "Company") as of December 31, 2008, and the related consolidated statement of operations, changes in shareholders' equity and cash flows for the year then ended.  These financial statements are the responsibility of the Company's management.  Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America.  Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement.  An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.  An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.  We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2008, and the results of their operations and their cash flows for the year then ended in conformity with International Financial Reporting Standards as issued by the International Accounting Standards Board.

As discussed in Note 19, on June 24, 2009, to raise additional capital, Ophthalmic Imaging Systems, a subsidiary of the Company, sold to AccelMed 9,633,228 shares and a warrant to purchase up to 3,211,076 shares for an aggregate purchase price of $4,000,000.  On May 26, 2010, Ophthalmic Imaging Systems sold to AccelMed 3,581,089 shares and a warrant to purchase up to 1,193,696 shares for an aggregate purchase price of $2,000,000.

As discussed in Note 19, on October 21, 2009, the Company completed an Asset Purchase Agreement with Ophthalmic Imaging Systems to sell substantially all the assets of the Company.

/s/ Perry-Smith, LLP

Sacramento, California
August 10, 2010

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED BALANCE SHEET

December 31, 2008
(in thousands of U.S. dollars)

ASSETS

Current assets:
Cash and cash equivalents	$2,785
Restricted cash	158
Accounts receivable:
Trade, net	2,343
Other accounts receivable	428
Inventories	1,576

Total current assets	7,290

Non-current assets:
Property and equipment, net	600
Goodwill and other intangible assets	8,080

Total assets	$15,970

LIABILITIES AND SHAREHOLDERS' EQUITY

Current liabilities:
Short-term bank credit and other current liabilities	$3,664
Trade payables	1,409
Other accounts payable	4,305

Total current liabilities	9,378

Long-term liabilities:
Long-term loans, net of current maturities	1,034
Long-term employee benefits	64

Total long-term liabilities	1,098

Total liabilities	10,476

Commitments and contingencies

Shareholders' equity:
Equity attributable to equity holders of the parent:
Ordinary shares of NIS 0.1 par value each; authorized – 10,000,000
shares; issued and outstanding – 8,484,872	215
Additional paid-in capital	9,302
Capital reserve	(311)
Foreign currency translation differences	67
Accumulated deficit	(6,826)

2,447

Minority interest	3,047

Total equity	5,494

Total liabilities equity	$15,970

The accompanying notes are an integral part of these consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENT OF OPERATIONS

For the Year Ended December 31, 2008
(in thousands of U.S. dollars, except per share data)

Sales	$14,410
Cost of sales	6,630

Gross profit	7,780

Operating expenses:
Research and development expenses	2,859
Selling and marketing expenses	4,832
General and administrative expenses	2,319

Total operating expenses	10,010

Operating loss	(2,230)

Financial income	73

Financial expenses	(604)

Loss before other loss	(2,761)

Other loss, net	(520)

Loss before taxes on income	(3,281)

Income tax expense	(1,341)

Net loss for the year	(4,622)

Attributed to:
Equity holders of the parent	(3,296)
Minority interest	(1,326)
$(4,622)

Basic loss per share	$(0.43)

The accompanying notes are an integral
part of these consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS' EQUITY
For the Year Ended December 31, 2008
(in thousands of U.S. dollars)

	Attributable to Equity Holders of the Parent
	Share Capital	Additional Paid-In Capital	Capital Reserve	Foreign Currency Translation Differences	Accumulated Deficit	Total	Minority Interests	Total Equity

Balance, January 1, 2008	$165	$8,775	$(311)	$132	$(3,492)	$5,269	$4,454	$9,723

Convertible loan converted into shares	50	576				626		626

Total comprehensive loss				(65)	(3,334)	(3,399)	(1,326)	(4,725)

Warrants, equity component of convertible loans issued by subsidiary and exercise of options into common stock of a subsidiary		(105)				(105)	(98)	(203)

Cost of share-based payment		56				56	17	73

Balance, December 31, 2008	$215	$9,302	$(311)	$67	$(6,826)	$2,447	$3,047	$5,494

The accompanying notes are an integral
part of these consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

CONSOLIDATED STATEMENT OF CASH FLOWS

For the Year Ended December 31, 2008
(in thousands of U.S. dollars)

Cash flows from operating activities:
Net loss for the year	$(4,622)
Adjustments to reconcile net loss to net cash used in
operating activities:
Depreciation	242
Loss of disposal of assets	10
Deferred taxes, net	1,341
Cost of share-based payment	73
Financial costs	232
Other	14
Changes in operating assets and liabilities:
Decrease in trade receivables	1,125
Decrease in other accounts receivable and prepaid expenses	274
Increase in inventories	(420)
Increase in trade payables	(312)
Decrease in other accounts payable and accrued expenses	(109)
Interest paid	(269)

Net cash used in operating activities	(2,421)

Cash flows from investing activities:
Purchase of property and equipment	(184)
Proceeds from the sale of property and equipment	8
Additions to intangible assets	(2,110)

Net cash used in investing activities	(2,286)

Cash flows from financing activities:
Receipt of convertible loan from shareholder	400
Short-term credit from banks	476
Repayment of long-term loans	(1,311)

Net cash used in financing activities	(435)

Decrease in cash and cash equivalents	(5,142)

Net foreign exchange differences	(65)
Cash and cash equivalents, beginning of year	7,992

Cash and cash equivalents, end of year	$2,785

Supplementary Information:
Cash paid during the year for interest	$269
Income taxes	$6

Supplementary schedule of non-cash activities:
Repayment of notes payable and interest through conversion
into shares	$626
Purchase of property and equipment with a financial loan	$63
Transfer of inventory into property and equipment	$34

The accompanying notes are an integral
part of these consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)

1.             GENERAL

The Business

Medivision Medical Imaging Ltd. (the "Company"), an Israeli corporation located in Haifa, was incorporated and commenced business operations in June 1993.  The Company and its subsidiaries (the "Group") is primarily engaged in the business of designing, developing, manufacturing and marketing digital imaging systems, image enhancements and analysis software and related products and services for use by practitioners in the ocular healthcare field.  The principal markets of the Company are located in the United States.

In January 2008, Ophthalmic Imaging Systems ("OIS"), through its wholly-owned subsidiary, Abraxas Medical Solutions, Inc., a Delaware corporation ("Abraxas"), acquired substantially all the assets of AcerMed, Inc., a leading developer of Electronic Medical Records (EMR) and Practice Management software.  AcerMed has been providing comprehensive and advanced EMR and Practice Management software solutions for medical practices, from solo practitioners to multi-site practices nationwide.  Through the acquisition, OIS gained the rights to software applications that automate the clinical, administrative, and financial operations of a medical office.

Definitions

"The Company"	Medivision Medical Imaging Ltd.

"Subsidiaries"	Companies whose financial statements are fully consolidated with those of the Company.

"The Group"	The Company and its subsidiaries.

"OIS"	Ophthalmic Imaging Systems.

OIS is a company incorporated in Sacramento, California, USA, whose shares are traded over the counter on the NASDAQ (OISI.OB).  At December 31, 2008, the Company owns 56% of OIS's outstanding common stock.  (See also Note 16).

"CCS"
CCS Pawlowski GmbH. (CCS), a company incorporated in Jena, Germany.  CCS designs, develops, manufactures and markets ophthalmic digital imaging and image enhancement systems.  At December 31, 2008, the Company owns 63% of CCS's outstanding common stock.  (See Note 6).

"CPI"	The Consumer Price Index as published by the Central Bureau of statistics in Israel.

"NIS"	New Israeli Shekels.

1.            GENERAL (Continued)

Definitions (Continued)

"Dollar" or "$"	U.S. Dollar.

"Euro" or "€"	European currency.

2.            SIGNIFICANT ACCOUNTING POLICIES

The consolidated financial statements of the Company have been prepared in accordance with International Financial Reporting Standards (IFRS), as issued by the International Accounting Standards Board (IASB).

The consolidated financial statements have been prepared on the historical cost basis except for certain items that are measured at fair value.

Use of Estimates

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods.  Actual results could differ from those estimates.

The significant management judgments in applying the accounting policies (critical account policies) of the Group are presented below.

Financial Statements in U.S. Dollars
The majority of the Company's and its U.S. subsidiary, OIS, sales are denominated in U.S. Dollars (Dollar) and the majority of their costs are incurred in Dollars or linked thereto.  Accordingly, the Company has determined the Dollar as the currency of the Company and OIS primary economic environment, and thus as their functional currency in accordance with IAS 21.  The consolidated financial statements are presented in Dollars.

The financial currency of a certain subsidiary is the Euro, which is the currency of the economic environment in which that subsidiary operates.  On consolidation, assets and liabilities have been translated into Dollars at the closing rate at the reporting date.  Income and expenses have been translated into the Group's presentation currency at the average rate over the reporting period.  Gains and losses from the translation of the subsidiary's financial statements to Dollars are reflected in shareholders' equity under "foreign currency translation differences".  On disposal of a foreign operation, the cumulative translation differences recognized in equity are reclassified to profit or loss and recognized as part of the gain or loss on disposal.  Goodwill and fair value adjustments arising on the acquisition of a foreign entity have been treated as assets and liabilities of the foreign entity and translated into Dollars at the closing rate.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.            SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Statements in U.S. Dollars (Continued)

Transactions and balances originally denominated in Dollars are presented at their original amounts.  Balances in non-Dollar currencies are translated into Dollars using historical and current exchange rates for non-monetary and monetary balances respectively.  For non-Dollar transactions reflected in the statement of operations, the average exchange rates prevailing at the date of the transaction are used.  Depreciation and changes in inventories deriving from non-monetary items are based on historical exchange rates.

All transaction gains and losses from the above translation are reflected in the statement of operations in financial expenses.

Data regarding the representative exchange rates of the New Israeli Shekels (NIS) in relation to the Dollar and the Euro on the balance sheet date and the changes therein during the reported period are as follows:

	Exchange Rate of the NIS
	U.S. Dollar	Euro
December 31, 2008	$3.802	5.30

Change during the year ended:
December 31, 2008	(1.1)%	(6.34)%

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its subsidiaries.  Subsidiaries are all entities over which the Group has the power to control the financial and operating policies.  Inter-company translations and balances, including profits from inter-company sales not yet realized outside the Group, have been eliminated upon consolidation.

Acquisitions of subsidiaries are included in the financial statements using the purchase method of accounting.  Subsidiaries are consolidated from the date on which control is transferred to the Group and cease to be consolidated from the date on which control is transferred out of the Group.  The financial statements of subsidiaries are prepared for the same reporting periods as the Company, using consistent accounting policies.  Adjustments are made to conform to any dissimilar accounting policies that may exist.

Minority interests represent the portion of a subsidiary's profit and loss and net assets that is not held by the Group.  If losses in a subsidiary applicable to a minority interest exceed the minority interest in the subsidiary's equity, the excess is allocated to the majority interest except to the extent that the minority has a binding obligation and is able to cover the losses.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Cash and Cash Equivalents

The Company considers all highly liquid investments readily convertible into cash, originally purchased with maturities of three months or less, to be cash equivalents.

For the purposes of the consolidated statement of cash flows, cash and cash equivalents consist of cash and cash equivalents as defined above.

Restricted Cash

Restricted cash is primarily invested in certificates of deposits, which mature within one year and is used as security for a line of credit of OIS.

Trade Receivables

Trade receivables include amounts billed to customers from transactions arising in the ordinary course of business.  Management periodically evaluates the collectibility of these receivables.  An estimate for double debts is made when collection of the full amount is no longer probable.  The allowance for doubtful account balances is estimated based on historical experience and any specific customer installation issues that have been identified.  Bad debts are written off when identified.

Inventories

Inventories are valued at the lower of cost or net realizable value.  Cost for raw materials is determined on a first-in, first-out basis.  Cost for work-in-progress and finished products is determined as the cost of direct materials and labor and a proportion of manufacturing overhead based on normal operating activities.

Net realizable value is estimated selling price in the ordinary course of business, less estimated costs of completion and the estimated costs necessary to complete the sale.

Property and Equipment

Property and equipment are stated at cost, less accumulated depreciation and any impairment in value.

Depreciation is computed by the straight-line method, on the basis of the estimated useful lives of the assets.

Material residual value estimates and estimates of useful life are updated as required, but at least annually.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Property and Equipment (Continued)

Annual depreciation rates are as follows:

Percent
Machinery and equipment	15 – 25
Office furniture and equipment	6 – 15
Computers and peripheral equipment	20 – 33
Vehicles	16.67
Leasehold improvements	Over the term of the lease

Gains or losses on the disposal of property and equipment are determined as the difference between the disposal proceeds and the carrying amount of the assets and are recognized in the consolidated statement of operations.

The carrying values of property and equipment are reviewed for impairment when events or changes in circumstances indicate the carrying value may not be recoverable.  If any such indication exists, and where the carrying values exceed the estimated recoverable amount, the assets or cash-generating units are written down to their recoverable amount.  The recoverable amount of property and equipment in the greater of the net selling price and the value in use.  In assessing value in use, the estimated future cash flows are discounted to their present value using a pre-tax discount rate that reflects current market assessments of the time value of money and the risks specific to the assets.  For an asset that does not generate largely independent cash inflows, the recoverable amount is determined for the cash-generating unit to which the asset belongs.  Impairment losses are recognized in the consolidated statement of operations.

Impairment losses for cash-generating units reduce first the carrying amount of any goodwill allocated to that cash-generating unit.  Any remaining impairment loss is charged pro rata to the other assets in the cash-generating unit.  With the exception of goodwill, all assets are subsequently reassessed for indications that an impairment loss previously recognized may no longer exist.  An impairment charge is reversed if the cash-generating unit's recoverable amount exceeds its carrying amount.

Business Combinations and Goodwill

Business combinations are accounted for using the purchase method.  The purchase method involves the recognition of the acquiree's identifiable assets and liabilities, including contingent liabilities, regardless of whether they were recorded in the financial statements prior to acquisition.  On initial recognition the assets and liabilities of the acquired subsidiary are included in the consolidated balance sheet at their fair values, which are also used as the bases for subsequent measurement in accordance with the Group's accounting policies.  Goodwill is stated after separating out identifiable intangible assets.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Business Combinations and Goodwill (Continued)

Goodwill represents the excess of the cost of the acquisition over the fair value of identifiable net assets of a subsidiary at the date of acquisition.  Goodwill arising from the purchase of OIS (for which the agreement date was prior to March 31, 2004) was amortized on a straight-line basis over its useful economic life of 20 years.  Goodwill is stated at cost less accumulated amortization at December 31, 2004, and any impairment in value as of December 31, 2008.

In accordance with the transition provisions of the IFRS 3, the Group has ceased amortizing goodwill commencing on January 1, 2005.  IFRS 3 requires the Group to test goodwill for impairment annually at the cash generating unit level (unless an event occurs during the year which requires the goodwill to be tested more frequently).  The Company has not recorded any impairment losses with respect to its annual goodwill test, in the reported periods.

Leases

Financial leases, which effectively transfer to the Company substantially all the risks and benefits incidental to ownership of the leased item, are capitalized at the present value of the minimum lease payments at the inception of the lease term and disclosed as leased property and equipment.  Lease payments are apportioned between the finance changes and reduction of the lease liability to achieve a constant rate of interest on the remaining balance of the liability.

Depreciation methods and useful lives for assets held under finance lease agreements, correspond to those applied to comparable assets which are legally owned by the Group.

Leases where the lessor retains substantially all the risks and benefits of ownership of the asset are classified as operating leases.  Operating lease payments are recognized as an expense in the consolidated statement of operations on a straight-line basis over the lease term.

Warranty Provision

The Group's warranty provision contains two components.  A general product provision on a per product basis and a specific provision increased as the Group becomes aware of system performance issues.  The product provision is calculated based on a fixed Dollar amount per shipped units each quarter.  Specific provisions usually arise from the introduction of new products.

When a new product is introduced, the Group provides for specific problems arising from potential issues, if any.  As issues are resolved, the Group reduces the specific provision.  These types of issues can cause the warranty provision to fluctuate outside of sales fluctuations.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Warranty Provision (Continued)

The Group estimates the cost of the various warranty services by taking into account the estimated cost of services for routine warranty claims in the first year, including parts, labor and travel costs for service technicians.  The Group analyzes the gross profit margin of their service department, the price of their extended warranty contracts, factoring in the hardware costs of various systems, and use a percentage to calculate the cost per system to use for the first year manufacturer's warranty.

Borrowing Costs

Borrowing costs are recognized as an expense when incurred in accordance with the benchmark accounting treatment under IAS 23.

Convertible Debt

Convertible Debt with Fixed Conversion Terms

The component parts (liability and equity elements) of such convertible debt are measured and reported separately in the consolidated balance sheet.  Upon the issuance of such convertible debt, the fair value of the liability component is determined using a market rate for an equivalent non-convertible debt.  This amount is shown as a liability on the amortized cost basis until conversion or repayment.  The remainder, if any, of the proceeds received upon the issuance of the convertible debt is allocated to the equity component (option) and included in shareholders' equity.  The value of the option is not changed in subsequent periods.

Such convertible debt is considered as a compound financial instrument that contains both a liability and an equity component.

Issuance costs are allocated between the liability and equity components of the convertible debt based on the allocation of the proceeds to those components when they are first recognized.

Convertible Debt with Variable Conversion Turns

Such convertible debt is considered as a hybrid financial liability that contains an embedded derivative.

Upon initial recognition of such instrument, the Company recognizes the embedded derivative (the conversion option) separately from the host contract based on its fair value at the initial recognition.  The remainder is allocated to the liability component.  The derivative is then measured at fair value at each balance sheet date and the changes in the fair value are reported through the consolidated statement of operations.  The liability component is measured after initial recognition at amortized cost using the effective interest method.  This component is shown as a liability until conversion or repayment.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Convertible Debt (Continued)

Convertible Debt with Variable Conversion Turns (Continued)

Issuance costs are allocated between the embedded derivative and the cost based on the allocation of the proceeds shown above.  The costs allocated to the embedded derivative are charged to income on initial recognition and the proceeds allocated to the host component are charged to the host component.

Long-term Employee Benefit

The Company's liability for employee rights upon retirement with respect to its Israeli employees is calculated, pursuant to Israeli severance pay law, based on the most recent salary of each employee multiplied by the number of years of employment, as of the balance sheet date.  Employees are entitled to one month's salary for each year of employment, or a portion thereof.  The Company makes monthly deposits to insurance policies and severance pay funds.  The liability of the Company is fully provided for.

The deposited funds include profits accumulated up to the balance sheet date.  The deposited funds may be withdrawn upon the fulfillment of the obligation pursuant to Israeli severance pay laws or labor agreements.  The value of the deposited funds is based on the cash surrender value of these policies, and includes immaterial profits.

The liability for employee rights upon retirement for the employees of the non-Israeli subsidiaries of the Company is calculated on the basis of the labor laws of the country in which the subsidiary is located and is covered by an appropriate accrual.

Income Taxes

Tax expense recognized in the consolidated statement of operations is comprised of deferred tax and current tax not recognized directly in equity.

Deferred income tax is provided for, using the liability method, on all temporary differences at the balance sheet date, between the tax bases of assets and liabilities and their carrying amounts for financial reporting purposes.  However, deferred tax is not provided on the initial recognition of goodwill, or on the initial recognition of an asset or liability unless the related transaction is a business combination or affects tax or accounting profit.

Deferred income tax assets are recognized for all deductible temporary differences, carry forward of unused tax assets and unused tax losses, to the extent that it is probable that taxable profit will be available against which the deductible temporary differences, carry forward of unused tax assets, and unused tax losses can be utilized.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes (Continued)

Deductible temporary differences associated with investments in subsidiaries, deferred tax assets are only recognized to the extent that it is probable that the temporary differences will reverse in the foreseeable future and taxable profit will be available against which the temporary difference can be utilized.

The carrying amount of deferred income tax assets is reviewed at each balance sheet date and reduced to the extent that it is no longer probable that sufficient taxable profit will be available to allow all or part of the deferred income tax asset to be utilized.

Deferred income tax assets and liabilities are measured, without discounting, at the tax rates that are expected to apply to the period in which the asset is realized or the liability is settled, based on tax rates (and tax laws) that have been enacted or substantively enacted as of the balance sheet date.

Revenue Recognition

Revenue is recognized when the significant risks and rewards of ownership have passed to the buyer, the amount of revenue can be measured reliably, it is probable that the economic benefits associated with the transaction will flow to the entity, the costs incurred or to be incurred can be measured reliably, and when the criteria for each of the Group's different activities has been met.

The multiple components of the Group's revenue are considered separate units of accounting in that revenue recognition occurs at different points of time for product shipment, installation and training services, and service contracts based on performance or contract period.

Revenue for product shipment is recognized when title passes to the customer, which is upon shipment, provided there are no conditions to acceptance, including specific acceptance rights.  If the Group makes an arrangement that includes specific acceptance rights, revenue is recognized when the specific acceptance rights are met.  Upon review, the Group concluded that consideration received from their customer agreements are reliably measurable because the amount of the consideration is fixed and no specific refund rights are included in the arrangement.  The Group defers 100% of the revenue from sales shipped during the period that they believe may be uncollectible.

Installation revenue is recognized when the installation is complete.  Separate amounts are charged and assigned in the customer quote, sales order and invoice, for installation and training services.  These amounts are determined based on fair value, which is calculated in accordance with industry and competitor pricing of similar services and adjustments according to market acceptance.  There is no price reduction in the product price if the customer chooses not to have the Group complete the installation.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Revenue Recognition (Continued)

Extended product service contracts are offered to the Group's customers and are generally entered into prior to the expiration of the Group's one year product warranty.  The revenue generated from these transactions are recognized over the contract period, normally one to four years.

The Group does not have a general policy for cancellation, termination or refunds associated with the sale of their products and services.  All items are on a quote/purchase order with payment terms specified for the whole order.  Occasionally, the Group has customers who require specific acceptance tests and, accordingly, the Group does not recognize such revenue until these specific tests are met.

Research and Developments Costs and Other Intangible Assets

Research costs are expensed as incurred.  An intangible asset arising from development expenditures on an individual project is recognized only when the Group can demonstrate the technical feasibility of completing the intangible asset so that it will be available for use or sale, its intention to complete and its ability to use or sell the asset, how the asset will generate future economic benefits, the availability of resources to complete the asset and the ability to measure reliably the expenditure during development.

During the period of development, the asset is tested for impairment annually.  Following the initial recognition of the development expenditure, the cost model is applied requiring the asset to be carried at cost less any accumulated amortization and accumulated impairment losses.  Amortization of the asset begins when development is complete and the asset is available for use.  It is amortized over the period of expected future sales.  During the period of which the assets are not yet in use it is tested for impairment annually.

Other intangible assets include acquired and internally developed software and knowledge used in production that qualify for recognition as an intangible asset in a business combination.  They are accounted for using the cost model whereby capitalized costs are amortized on a straight line basis over their estimated useful lives, as these assets are considered finite.  Residual values and useful lives are reviewed at each reporting date.  In addition, they are subject to impairment testing as described above.  The following useful life is applied:

EMR related software – 15 years

Royalty-bearing Grants

Royalty-bearing grants form the Chief Scientist and BIRD-F for funding certain approved research projects are recognized at the time the Company is entitled to such grants on the basis of the related costs incurred and are presented as a reduction of research and development expenses.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Earnings Per Share

The Group calculates basic and diluted earnings per share in accordance with IAS 33, Earnings Per Share.  Basic earnings per share are computed using the weighted average number of shares outstanding during the period.  Diluted earnings per share are computed using the weighted average number of shares outstanding during he period plus the dilutive effect of stock options outstanding during the period, if any, and after consideration with any dilutive effect of the convertible loans.

Fair Value of Financial Instruments

The carrying values of cash and cash equivalents, restricted cash, trade and other receivables, short-term bank credit, trade and other payable, and long-term loans reported in the consolidated balance sheet approximate their fair values.

Concentrations of Credit Risk

Financial instruments that potentially subject the Group to concentrations of credit risk consist principally of cash, cash equivalents (including restricted cash) and trade receivables.

Cash and cash equivalents are deposited with banks and financial institutions in Israel, Germany and the United States of America.  Management believes that the financial institutions that hold the Group's investments are financially sound and, accordingly, minimal credit risk exists with respect to these investments.

The Group has adopted credit policies and standards intended to accommodate industry growth and inherent risk.  The Group performs ongoing credit evaluations of its customers' financial condition and has limited the risk by implementing a policy that requires deposits from customers, and that takes into account the number of customers and their geographic dispersion.  The Group includes provisions in the consolidated financial statements which, in the opinion of management, are adequate to cover doubtful accounts.

Share-based Payment

IFRS 2, Share-Based Payment, requires an expense to be recognized when goods or services are acquired in exchange for shares or rights to shares (equity-settled transactions), or in exchange for other assets equivalent in value to a given number of shares or rights to shares (cash-settled transactions).

All goods and services received in exchange for the grant of any share-based payment are measured at their fair values.  Where employees are rewarded using share-based payments, the fair values of employees' services are determined indirectly by reference to the fair value of the equity instruments granted.  This fair value is appraised at the grant date and excludes the impact of non-market vesting conditions (for example profitability and sales growth targets and performance conditions).

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Share-based Payment (Continued)

All share-based payment is ultimately recognized as an expense in the consolidated statement of operations with a corresponding credit to "additional paid-in capital".

If vesting periods or other vesting conditions apply, the expense is allocated over the vesting period, based on the best available estimate of the number of share options expected to vest.  Non-market vesting conditions are included in assumptions about the number of options that are expected to become exercisable.  Estimates are subsequently revisited, if there is any indication that the number of share options expected to vest differs from previous estimates.  Any cumulative adjustment prior to vesting is recognized in the current period.  No adjustment is made to any expense recognized in prior periods if share options ultimately exercised are different to that estimated on vesting.

Provisions, Contingent Liabilities and Contingent Assets

Provisions are recognized when present obligations as a result of a past event will probably lead to an outflow of economic resources from the Group and amounts can be estimated reliably.  Timing or amount of the outflow may still be uncertain.  A present obligation arises from the presence of a legal or constructive commitment that has resulted from past events, for example, product warranties granted, legal disputes or onerous contracts.  Restructuring provisions are recognized only if a detailed formal plan for the restructuring has been developed and implemented, or management has at least announced the plan's main features to those affected by it.  Provisions are not recognized for future operating losses.

Provisions are measured at the estimated expenditure required to settle the present obligation, based on the most reliable evidence available at the reporting date, including the risks and uncertainties associated with the present obligation.  Provisions are discounted to their present values, where the time value of money is material.

Any reimbursement that the Group can be virtually certain to collect from a third party with respect to the obligation is recognized as a separate asset.  However, this asset may not exceed the amount of the related provision.

All provisions are reviewed at each reporting date and adjusted to reflect the current best estimate.

Financial Instruments

Financial assets and financial liabilities are recognized when the Group becomes a party to the contractual provisions of the financial instrument.

Financial assets are derecognized when the contractual rights to the cash flows from the financial asset expire, or when the financial asset and all substantial risks and rewards are transferred.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments (Continued)

A financial liability is derecognized when it is extinguished, discharged, cancelled or expires.

Financial assets and financial liabilities are measured initially at fair value plus transactions costs, except for financial assets and financial liabilities carried at fair value through the consolidated statement of operations, which are measured initially at fair value.

Financial assets and financial liabilities are measured subsequently as described below.

Financial Assets

For the purpose of subsequent measurement, financial assets other than those designated and effective as hedging instruments, are classified into the following categories upon initial recognition:

•	Loans and receivables
•	Financial assets at fair value through the consolidated statement of operations
•	Held-to-maturity investments
•	Available-for-sale financial assets

The category determines subsequent measurement and whether any resulting income and expense is recognized in the consolidated statement of operations in other comprehensive income.

All financial assets except for those at fair value through the consolidated statement of operations are subject to review for impairment at least at each reporting date.  Financial assets are impaired when there is any objective evidence that a financial asset or a group of financial assets is impaired.  Different criteria to determine impairment are applied for each category of financial assets, which are described below.

The financial assets of the Group were classified as "loans and receivables".

Loans and receivables are non-derivative financial assets with fixed or determinable payments that are not quoted in an active market.  After initial recognition these are measured at amortized cost using the effective interest method, less provision for impairment.  Discounting is omitted where the effect of discounting is immaterial.  The Group's cash and cash equivalents, trade and most other receivables fall into this category of financial instruments.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Financial Instruments (Continued)

Financial Liabilities

The Group's financial liabilities include borrowings, trade and other payables and derivative financial instruments.

Financial liabilities are measured subsequently at amortized cost using the effective interest method, except for financial liabilities held for trading or designated at fair value through profit or loss, that are carried subsequently at fair value with gains or losses recognized in the consolidated statement of operations.

All derivative financial instruments (including embedded derivatives) that are not designated and effective as hedging instruments are accounted for at fair value through the consolidated statement of operations.

All interest-related charges and, if applicable, changes in an instrument's fair value that are reported in profit or loss are included within "financial expenses" or "financial income".

IFRS and IFRIC Interpretations Not Yet Effective

IAS 23 Borrowing Costs (Revised) (Effective from January 1, 2009)

The revised standard requires the capitalization of borrowing costs, to the extent they are directly attributable to the acquisition, production or construction of qualifying assets that need a substantial period of time to get ready for their intended use or sale.  The option currently used by the Group of immediately expensing those borrowing costs will be removed.  In accordance with the transitional provisions of the revised standard, the Group capitalizes borrowing costs relating to qualifying assets for which the commencement date is on or after the effective date.  No retrospective restatement will be made for borrowing costs that have been expensed for qualifying assets with a commencement date before the effective date.  The revised standard will decrease the Group's reported interest expense and increase the capitalized cost of qualifying assets under construction in future periods.  Management believes that borrowing costs are expected to be capitalized in the first year of application of this revised standard.  The capitalization is primarily related to some of the Group's development projects.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

IFRS and IFRIC Interpretations Not Yet Effective (Continued)

IFRIC 13 Customer Loyalty Programs (Effective from July 1, 2008)

This interpretation clarifies that when goods or services are sold together with a customer loyalty incentive (for example loyalty points or free products), the arrangement is a multiple-element arrangement and the consideration receivable from the customer is allocated between the components of the arrangement using fair values.  The Group's current accounting policy is to recognize the consideration in full and to provide for the estimated cost of the future rewards.  Consequently, the adoption of this interpretation will change the Group's accounting policy.  The Group very seldom awards free products in connection with a sales transaction.  Therefore, management believes the financial effects of this interpretation are insignificant for current and future reporting periods.

IFRS 3 Business Combinations (Revised 2008) (Effective from July 1, 2009)

The standard is applicable for business combinations occurring in reporting periods beginning on or after July 1, 2009 and will be applied prospectively.  The new standard introduces changes to the accounting requirements for business combinations, but still requires use of the purchase method, and will have a significant effect on business combinations occurring in reporting periods beginning on or after July 2, 2009.

IAS 27 Consolidated and Separate Financial Statements (Revised 2008) (Effective from July 1, 2009)

The revised standard introduces changes to the accounting requirements for the loss of control of a subsidiary and for changes in the Group's interest in subsidiaries.  Management does not expect the standard to have a material effect on the Group's consolidated financial statements.

Amendments to IFRS 2 Share-based Payment (Effective From January 1, 2009)

The IASB has issued an amendment to IFRS 2 regarding vesting conditions and cancellations.  None of the Group's current share-based payment plans are affected by the amendments.  Management does not consider the amendments to have an impact on the Group's consolidated financial statements.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

IFRS and IFRIC Interpretations Not Yet Effective (Continued)

Annual Improvements 2008

The IASB has issued Improvements for International Financial Reporting Standards 2008.  Most of these amendments become effective in annual periods beginning on or after January 1, 2009.  The Group expects the amendment to IAS 23 Borrowing Costs to be relevant to the Group's accounting policies.  The amendment clarifies the definition of borrowing costs by reference to the effective interest method.  This definition will be applied for reporting periods beginning on or after January 1, 2009.  Management believes additional amendments are made to several other standards.  These amendments are not expected to have a material impact on the Group's consolidated financial statements.

Critical Accounting Estimates and Judgments

Estimates and judgments are continually evaluated and are based on historical experience and other factors, including expectations of future events that are believed to be reasonable under the circumstances.

Critical Accounting Estimates and Assumptions

The preparation of financial statements in conformity with IFRS requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting periods  Actual results could differ from those estimates.

The Group makes estimates and assumptions concerning the future.  The resulting accounting estimates will, by definition, seldom equal the related actual results.  The estimates and assumptions that have a significant risk of causing a material adjustment to the carrying amounts of assets and liabilities within the next financial year are discussed below.

The following are significant management judgments in applying the accounting policies of the Group that have the most significant effect on the consolidated financial statements.

Internally Generated Software and Research Costs

Management monitors progress of internal research and development projects by using a project management system.  Significant judgment is required in distinguishing research from the development phase.  Development costs are recognized as an asset when all the criteria are met, whereas research costs are expensed as incurred.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

2.             SIGNIFICANT ACCOUNTING POLICIES (Continued)

Internally Generated Software and Research Costs (Continued)

To distinguish any research-type project phase from the development phase, it is the Group's accounting policy to also require a detailed forecast of sales or cost savings expected to be generated by the intangible asset.  The forecast is incorporated into the Group's overall budget forecast as the capitalization of development costs commences.  This ensures that managerial accounting, impairment testing procedures and accounting for internally-generated intangible assets is based on the same data.

The Group's management also monitors whether the recognition requirements for development costs continue to be met.  This is necessary as the economic success of any product development is uncertain and may be subject to future technical problems after the time of recognition.

Deferred Tax Assets

The assessment of the probability of future taxable income in which deferred tax assets can be utilized is based on the Group's latest approved budget forecast, which is adjusted for significant non-taxable income and expenses and specific limits to the use of any unused tax loss or credit.  The tax rules in the numerous jurisdictions in which the Group operates are also carefully taken into consideration.  If a positive forecast of taxable income indicates the probable use of a deferred tax asset, especially when it can be utilized without a time limit, that deferred tax asset is usually recognized in full.  The recognition of deferred tax assets that are subject to certain legal or economic limits or uncertainties is assessed individually by management based on the specific facts and circumstances.

Impairment

An impairment loss is recognized for the amount by which the asset's or cash-generating unit's carrying amount exceeds its recoverable amount.  To determine the recoverable amount, management estimates expected future cash flows from each cash-generating unit and determines a suitable interest rate in order to calculate the present value of those cash flows.  In the process of measuring expected future cash flows, management makes assumptions about future gross profits.  These assumptions relate to future events and circumstances.  The actual results may vary, and may cause significant adjustments to the Group's assets within the next financial year.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

3.	ACCOUNTS RECEIVABLE

A summary of accounts receivable at December 31, 2008 follows:

Trade, net:
Open accounts	$2,567
Less: allowance for doubtful accounts	(224)

$2,343

Other accounts receivable:
Prepaid expenses	$354
Other	74

$428

4.	INVENTORIES

A summary of inventories at December 31, 2008 follows:

Raw materials	$425
Work in progress	367
Finished products	784

$1,576

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

5.	PROPERTY AND EQUIPMENT

Property and equipment consists of the following:

	Machinery and Equipment	Office Furniture and Equipment	Computers and Peripheral Equipment	Vehicles*	Leashold improve-ments	Total
Cost:
Balance as of
January 1, 2008	$380	$883	$183	$101	$30	$1,577

Changes during the year:
Foreign translation	(4)			(6)		(10)
Additions, including
through business
combination	36	192	3	62		293
Disposals		(13)		(27)		(40)

Balance as of
December 31, 2008	$412	$1,062	$186	$130	30	$1,820

Accumulated depreciation:
Balance as of
January 1, 2008	$323	$467	$162	$21	$29	$1,002
Foreign translation	(3)			(3)		(6)
Additions	25	182	16	19		242
Disposals				(18)		(18)

Balance as of
December 31, 2008	$345	$649	$178	$19	$29	$1,220

Depreciated cost:
Balance as of
December 31, 2008	$67	$413	$8	$111	$1	$600

*   Includes assets under capital lease agreements, whose original cost is $137 as of December 31, 2008.
*   Liens – see Note 10.

6.	GOODWILL AND OTHER INTANGIBLE ASSETS

A summary of goodwill and other intangible assets at December 31, 2008 follows:

Original amounts:
Goodwill	$4,233
Intangible assets	4,872

9,105
Accumulated amortization:
Goodwill *	1,025
$8,080

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

6.	GOODWILL AND OTHER INTANGIBLE ASSETS (Continued)

On August 18, 2000, the Company acquired a controlling interest of voting shares of OIS.  The consideration for the acquisition, paid in cash, was $2,575.  Goodwill arising on the acquisition amounted to $3,487.

Effective July 1, 2004, the Company acquired 54% of the voting shares of CCS, a company incorporated in Jena, Germany.  CCS designs, develops, manufactures and market ophthalmic digital imaging and image enhancement systems.  The consideration for the acquisition was $845 of with $813 was paid in cash and the balance of $32 by transfer of shares of Medivision's U.S. subsidiary, OIS.

In July 2005, the Company increased its holdings in CCS by an additional 9% in consideration of one thousand EURO and reached a 63% holding in CCS.

Intangible assets consist primarily of capitalized development costs and the purchase of substantially all the assets of AcerMed, Inc., a leading software developer for Electronic Medical Records.

7.	SHORT-TERM CREDIT AND CURRENT MATURITIES OF LONG-TERM LOANS

A summary of short-term credit and current maturities of long-term loans at December 31, 2008 follows:

	Interest Rate	2008

Short-term bank credit		505
Line of credit	Prime	150
Convertible shareholder loans	9%	349
Liability with respect to conversion component		100
Current maturities of long-term notes (Note 9)		2,560

		$3,664

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

7.	SHORT-TERM CREDIT AND CURRENT MATURITIES OF LONG-TERM LOANS (Continued)

In May 2003, OIS entered into a line of credit agreement with a bank of up to $150.  The line is secured by a $158 pledged deposit with the bank.  Advances on the line bear interest at prime (3.25% at December 31, 2008) and are due monthly.  The line of credit expires on May 10, 2011.

In September 2007, the Company signed a Term Sheet which summarizes the various understandings reached between the Company and certain of its majority shareholders (the "Shareholders"), in connection with a convertible loan to be provided by the Shareholders to the Company.  As of December 31, 2007, the Company received a loan in an amount of $550.  On June 30, 2008, the Company issued 1,677,573 Ordinary Shares NIS 0.1 par value to Shareholders under the Term Sheet, in connection with a convertible loan provided by the Shareholders to the Company during the fourth quarter of 2007 and January 2008.  In consideration of the issued shares, the shareholders loan in the amount of $626 was converted into share capital of the Company.

During August 2008, under the above Term Sheet, the Shareholders granted the Company an additional loan in the amount of $400.

The loan shall bear interest at an annual rate of 9% and shall be repaid within 12 months from the date of closing (September 2009).

The loan will be convertible at the election of the shareholders at a price per share reflecting a discount rate of 20% of the average share price during the 30 days before conversion.

The proceeds were allocated to a shareholders' loan component and to a liability with respect to the conversion component (an embedded derivative) (Note 2).

8.	OTHER ACCOUNTS PAYABLE

Other accounts payable at December 31, 2008 consisted of the following:

Employees	$1,066
Accrued expenses to shareholders	278
Deferred extended warranty revenue	1,925
Advances from customers	111
Warranty provision	76
Accrued expenses and other credit balances	849

$4,305

In addition to OIS's one-year warranty, OIS offers an extended warranty for an additional charge to the customer.  OIS records the sale of the extended warranty as deferred revenue and amortizes the revenue over the term of the agreement, generally one to four years.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

8.	OTHER ACCOUNTS PAYABLE (Continued)

Product warranty provision changes consist of the following:

Balance at beginning of the year	$131

Net provisions	134
Warranty costs incurred	(189)

Balance at end of the year	$76

9.	LONG-TERM LOANS

Long-term loans at December 31, 2008 consisted of the following:

	Interest Rate	2008

Bank loans	LIBOR + 3.75%	$1,377
Capitalized lease	3% – 4%	119
Convertible shareholders' loan	9%	2,098

		3,594

Less: current maturities of long-term loans		(2,560)

		$1,034

For the loan agreement with United Mizrahi Bank, see Note 10.

The LIBOR rate was 1.425% at December 31, 2008.

In November 2006, the Company obtained a long-term bank loan in the amount of $750.  The loan with interest at an annual rate of LIBOR + 3.75% is to be paid in eighteen monthly installments, commencing in July 2009.

In February 2007, the Company obtained a long-term bank loan in the amount of $500.  The loan with interest at an annual rate of LIBOR + 3.75% is to be paid in eighteen monthly installments, commencing in July 2009.

On October 29, 2007, OIS entered into a Purchase Agreement (the "Purchase Agreement") with certain purchasers, pursuant to which OIS issued to the Purchasers (i) an aggregate of $2,750 in principal amount of its 6.5% interest bearing Convertible Notes Due April 30, 2010 (the "Notes"), which Notes are convertible into 1,676,829 shares of OIS common stock, no par value, and (ii) warrants ("Warrants") to purchase an aggregate of 616,671 shares of OIS common stock at an exercise price of $1.87 per share.  The Warrants expire on December 10, 2012.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

9.	LONG-TERM LOANS (Continued)

The Company allocated the proceeds to the liability component and to the equity components (including warrants) in accordance with the principles detailed in Note 2 (including consideration with minority interest).

Aggregate maturities of long-term loans are as follows:

First year – current maturities	$2,560

Second year	928
Third year	45
Fourth year	61

1,034

$3,594

10.	COMMITMENTS AND CONTINGENT LIABILITIES

Chief Scientist

The Company is committed, under agreements with the Chief Scientist in respect of certain research and development projects, to pay royalties to the Chief Scientist at the rate of 3.5% of the sales of products resulting from the research and development which resulted with the AngioVision product line, at an amount not to exceed the amount of the grants received by the Company, as participation in the research and development program.  The sales of the AngioVision product line have decreased significantly.  As of December 31, 2008, the Company had an outstanding contingent obligation to pay royalties in the amount of $1,804.  The obligation to pay these royalties is contingent on actual sales of the AngioVision product and in the absence of such sales no payment is required.  Company management is of the opinion that payment of these royalties is remote.

BIRD-F

The Group received grants from the Binational Industrial Research Development Foundation (BIRD-F).  Royalty payments to BIRD-F are due at the rate of 2.5% for the first year and 5% beginning with the second year and thereafter, on revenues derived from research and development projects in which BIRD-F participated in their financing, up to 15% of the amount received by the Group.

As of December 31, 2008, grants received from BIRD-F amounted to $769, and the Group has an outstanding contingent obligation to pay royalties to BIRD-F aggregating up to $1,154.  The obligation to pay these royalties is contingent on actual sales of the product and in the absence of such sales, no payment is required.  Company management is of the opinion that payment of these royalties is remote.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

10.	COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

Liens

The Company's liabilities to banks are secured by a fixed lien on the Company's share capital, goodwill, patents and insurance rights and a floating lien on all of its assets.

To secure its liabilities to United Mizrahi Bank, the Company pledged 750,000 shares of its holdings in the common stock of OIS in favor of the bank.

OIS granted a security interest in substantially all assets of OIS to United Mizrahi Bank Ltd., as security for amounts borrowed by the Company from the bank.  To secure this debenture, the Company pledged 2,345,500 shares of OIS common stock.

To secure its liabilities to its shareholders for convertible loans received during 2008, the Company pledged 4,837,391 shares of its holdings in the common stock of OIS in favor of its shareholder.

Short-term bank loan, including current maturities of
long-term loans	$2,560

Long-term bank loans	$1,034

Lease Agreements

OIS leases its facilities under a non-cancelable operating lease that expires in June 2012 with minimum lease payments of approximately $111 for the year ended December 31, 2009, $143 for the years ended December 31, 2010 and 2011, and $72 for the six months ending June 30, 2012.  OIS'S wholly-owned subsidiary, Abraxas, leases a facility for its office under a non-cancelable operating lease that expires April 30, 2009.  The lease agreement provides for minimum lease payments of $28 for the four months ended April 30, 2009.

The Company rents its facilities under a non-cancelable operating lease that expires in September 2010.  The lease agreements require minimum lease payments of approximately $40 per year until 2010.

Subsequent to the balance sheet date, the Company unilaterally terminated the agreement and moved to a new rented facility under a non-cancelable operating lease agreement that expires in February 22, 2011.  The lease agreement requires minimum lease payments of approximately $20 per year.

CCS leases its facilities under a six-month cancellation notice operating lease that is unlimited in time with minimum lease payments of approximately $22 per year.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

10.	COMMITMENTS AND CONTINGENT LIABILITIES (Continued)

Claims

On March 12, 2007, one of the Company's subcontractors filed the following legal actions: (i) in the Tel Aviv District court – seeking judgment whereby any intellectual property rights arising from the parties' cooperation shall be partitioned between the Parties in equal parts; and (ii) in the Tel Aviv Magistrates Count – seeking monetary judgment against MediVision with respect to alleged debts.  In June 2010, the Company reached a settlement agreement and paid the subcontractors $235.

On May 11, 2007, OIS filed a civil action in the Superior Court of California for the County of Sacramento against its former president Steven Verdooner.  OIS consequently moved for and was granted an order amending the complaint to add claims against defendants Opko Health, Inc. and the Frost Group, LLC.  The complaint alleges against Mr. Verdooner claims of breach of fiduciary duty, intentional interference with contract, and intentional interference with prospective economic advantage, and it alleges claims against Opko Health and the Frost Group, as stated above, of interference and with aiding and abetting Verdooner's interference and breach of fiduciary duty.  The complaint requests total damages against defendants in excess of $7,000.  In May 2009, OIS agreed to a settlement with the defendants.  The defendants paid OIS $1,200.

11.	SHARE CAPITAL

Composition

Share capital for the year ended December 31, 2008 consisted of the following:

	Registered	Issued and Fully Paid

Ordinary shares	10,000,000	8,484,872

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

11.	SHARE CAPITAL (Continued)

Composition (Continued)

On June 30, 2009, the Company issued 1,677,573 Ordinary Shares NIS 0.1 par value to certain majority shareholders (the "Shareholders") in respect of the Term Sheet signed in September 2007 between the Shareholders, in connection with a convertible loan provided by the Shareholders to the Company during the fourth quarter of 2007 and January 2008.  In consideration of the issued shares, the Shareholders' loan in the amount of $626 was converted into share capital of the Company.

Warrants

In July 2005, the Company obtained a long-term bank loan in the amount of $2,000. The loan bears interest at an annual rate of LIBOR + 3.75%, and is to be paid in twenty four monthly installments, commencing on August 1,  2006.  The Company and the bank reached a new payments schedule under which the company will pay until June 2009 a monthly payment of $30 and from there on $83 unless otherwise agreed between the parties.  Under covenants set in the loan agreement, as long as any part of the loan is outstanding, the Company must maintain controlling ownership in OIS shares and a minimum amount of consolidated free cash as set in the agreement.  The Company was in compliance with all restrictive loan covenants as of December 31, 2008 and during the reported period.

In consideration for the loan, the Company modified the terms of the warrants issued to the bank during 2002.  The warrants to purchase shares of the Company for a total consideration of up to Euro 348,603 may be exercised at any time, for a period ending at the earlier of 8.5 years after December 9, 2002 or 12 months after the consummation of an exit transaction as described in the agreement with the bank.  The exercise price will be the lower of Euro 1.3 or the price per share set at the exit transaction less 40%.  The Company calculated the incremental fair value (increase in fair value of the warrants before and after the modification) using an option pricing model.

Stock Option Plans

On October 17, 1999, the Board of Directors of the Company adopted a Stock Option Plan (the "1999 Plan") pursuant to which share options in the Company may be granted to employees, officers, directors and consultants of the Company or any subsidiary.  An aggregate of 500,000 Ordinary Shares of the Company are reserved for issuance under the 1999 Plan.  Any options which are canceled or forfeited within the option period will become available for future grants.  The 1999 Plan will terminate in 2010, unless previously terminated by the Board of Directors.  The plan is under section 102 of the Israeli Tax Ordinance in connection with exemption from tax on the date of issuance of shares (subject to limitations).  As of December 31, 2008, there are 236,888 Ordinary Shares available for issuance under the 1999 Plan.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

11.	SHARE CAPITAL (Continued)

Stock Option Plans (Continued)

On November 16, 2004, the Board of Directors of the Company adopted an Israeli Stock Option Plan (the "2004 ISOP") pursuant to which share options in the Company may be granted to employees, officers, directors and consultants of the Company or any subsidiary.  An aggregate of 500,000 Ordinary Shares of the Company are reserved for issuance under the 2004 ISOP.  Any options which are canceled or forfeited within the option period will become available for future grants.  The vesting period will be 50% after two years, 25% after three years and 25% after four years from the grant date.  The 2004 ISOP will terminate in 2014, unless previously terminated by the Board of Directors.  As of December 31, 2008, there are 204,800 Ordinary Shares available for issuance under the 2004 ISOP.

As of December 31, 2008, there are 558,312 options outstanding, of which 546,312 are exercisable into Ordinary Shares as follows:

Exercise Price Per Share	Outstanding Number of Options		Weighted Average Contractual Life Remaining In Years	Exercisable Number of Options
(EURO)
0.50 – 1.50	263,112		1.5	263,112
0.80	271,200		6	271,200
2.02 – 2.53	24,000		8	12,000

	558,312	*		546,312

*	Including 218,768 options not issued under section 102 of the Israeli Tax Ordinance.

**	Weighted average contractual life remaining in years.

	December 31, 2008
	Amount	Weighted Average Exercise Price
		(EURO)
Outstanding at the beginning of the year	$763,489	0.88

Granted
Exercised
Forfeited	(205,177)	1.83

Outstanding at the end of the year	$558,312	1.08

Exercisable options	$546,312	1.07

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

11.	SHARE CAPITAL (Continued)

Stock Option Plans (Continued)

The fair value of options grants is estimated at the date of grant using the Black-Scholes option pricing model.  The following are the data and assumptions used:

Dividend yield	0%
Historical Volatility	74%
Expected Volatility	74%
Risk free interest rate	3.5%
Expected life of options	4 years
Exercise price	$2.58 - $3.23
Share price	$3.14
Fair value	$1.77 - $1.93

The expected volatility reflects the assumption that the historical volatility is indicative of future trends, which may also not necessarily be the actual outcome.

The Company recorded employee compensation expense of $56 for the year ended December 31, 2008, with a corresponding increase in equity (additional paid-in capital).

In addition, compensation expense of $30 was recorded for the year ended December 31, 2008, in connection with grants of options by OIS.

There were no grants during fiscal year 2008.

12.	SELECTED STATEMENT OF OPERATIONS DATA

Sales

Sales for the year ended December 31, 2008 is comprised as follows:

North America	$11,676
Europe	2,578
Other	156

$14,410

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

12.          SELECTED STATEMENT OF OPERATIONS DATA (Continued)

Cost of Sales

Cost of sales for the year ended December 31, 2008 is comprised as follows:

Materials consumed	$2,769
Salaries	3,566
Other	244

6,579

Changes in work in progress and finished products	51

$6,630

Research and Development Expenses

Research and development expenses for the year ended December 31, 2008 is comprised as follows:

Salaries and related expenses	$1,612
Subcontractors and consultants	370
Materials and supplies	42
Depreciation	24
Miscellaneous	811

$2,859

Selling and Marketing Expenses

Selling and marketing expense for the year ended December 31, 2008 is comprised as follows:

Salaries and related expenses	$3,173
Advertising and exhibitions	491
Foreign travel	549
Communications	49
Miscellaneous	570

$4,832

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

12.	SELECTED STATEMENT OF OPERATIONS DATA (Continued)

General and Administrative Expenses

General and administrative expenses for the year ended December 31, 2008 is comprised as follows:

Salaries and related expenses	$936
Professional services	529
Rent	250
Communications	72
Vehicle maintenance	19
Doubtful and bad debts	65
Depreciation	55
Miscellaneous	393

$2,319

Financial Expenses, Income

Financial expenses and income for the year ended December 31, 2008 is comprised as follows:

Expenses:
Bank expenses and interest, net	$604

Income:
Interest income	$73

Income Tax Expense

Income tax expense for the year ended December 31, 2008 is comprised as follows:

Current taxes	$1
Deferred taxes	(1,342)

$(1,341)

Earnings Per Share

Earnings per share for the year ended December 31, 2008 is comprised as follows:

Net loss for the year attributed to equity holders of the parent	$3,296

Weighted average number of shares used in calculation of basic earnings per share	7,646,086

Basic and diluted earnings per share	$(0.43)

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

13.	INCOME TAXES

Tax Benefits under the Encouragement of Capital Investments Law

The Company was granted "approved enterprise" status.  The main benefits to which the Company will be entitled, if it implements all the terms of the approved program, are exemption from tax on income from the approved enterprise, and reduced tax rates on dividends originating from this income.  The income from the approved enterprise will be exempt from tax for a ten year period, commencing on the date that taxable income is first generated by the approved enterprise (limited to the earlier of a maximum period of 12 years from commencing operations or 14 years from the date the approval letter is received). In August 1999, the Company was granted an additional period of extension, thus extending the period of tax exemption until 2009.

Dividend distributions originating in the income of the approved enterprise will be subject to tax at the rate of 15%, provided that the dividend is distributed during the period stipulated in the law.  In the event of a dividend distribution (including withdrawals and charges that are deemed to be dividends) out of the income originating from the approved enterprise, and on which the Company received a tax exemption, income from which the dividend is distributed will be subject to corporate tax at the rate of 25%.

The entitlement to the above benefits is conditional upon the Company fulfilling the conditions stipulated by the above law, regulations published hereunder and the instruments of approval for the specific investments in "approved enterprises".  In the event of failure to comply with these conditions, the benefits may be canceled and the Company may be required to refund the amount of the benefits, in whole or in part, including interest.  As of December 31, 2008, management believes that the Company is in compliance with all of the aforementioned conditions.

Measurement of Results for Tax Purposes Under the Income Tax (Inflationary Adjust-ments) Law, 1985 (the "Inflationary Adjustment Law")

The Company reports income for tax purposes in accordance with the provisions of the Inflationary Adjustments Law, whereby taxable income is measured in NIS, adjusted for changes in the Israeli Consumer Price Index.

Results of operations for tax purposes are measured in terms of earnings in NIS after adjustments for changes in the Israeli Consumer Price Index ("CPI").  Commencing January 1, 2008,this law is void and in its place there are transition provisions, whereby the results of operations for tax purposes are to be measured on a nominal basis.

Carry Forward Tax Losses

The Company has accumulated losses for tax purposes as of December 31, 2008, in the amount of approximately $7,000, which may be carried forward and offset against taxable income in the future for an indefinite period.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

13.	INCOME TAXES (Continued)

Carry Forward Tax Losses (Continued)

In June 2004, an amendment to the Income Tax Ordinance (No. 140 and Temporary Provision), 2004 was passed by the "Knesset" (Israeli parliament) and on July 25, 2005, another law was passed, the amendment to the Income Tax Ordinance (No. 147) 2005, according to which the corporate tax rate is to be gradually reduced to the following tax rates: 2007 - 29%, 2008 - 27%, 2009 - 26%, 2010 and thereafter - 25%.

For the year ended December 31, 2008, a reconciliation of the theoretical tax expense, assuming all income is taxed at the statutory rate applicable to the income of companies in Israel, and the actual tax benefit, is as follows:

Loss before taxes as reported in the consolidated
statement of operations	$(3,281)
Statutory tax rate in Israel	27%

Theoretical tax expense	866

Increase in taxes resulting from:
Losses in respect of which no deferred taxes were generated	455

Actual tax expense	$1,341

Final Tax Assessments

The Company has tax assessments that are deemed final through 2003.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

14.	RELATED PARTY TRANSACTIONS AND BALANCES

Balances

Related party balances at December 31, 2008 consist of the following:

Accrued expenses to shareholders	$211

Other liabilities to shareholders	$44

Convertible loans of shareholders	$449

Other liabilities to Directors	$21

No advances or loans were granted to Directors of the Company.

Transactions

Interest to related parties for the year ended December 31, 2008 consist of the following:

Interest to related parties	$40

Salaries to key management personnel of the Company
(shareholders), including stock-based compensation	$171

Salaries to key management personnel of a subsidiary
(shareholders)	$576

Fees to Directors of the Company	$27

Salaries to Directors of a subsidiary	$45

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

15.	DEVELOPMENT SHARE CAPITAL OF OIS

As of December 31, 2008, the Company owns approximately 56% of outstanding common stock (9,445 thousand shares).

Warrant activity for the year ended December 31, 2008 is summarized as follows:

	Warrants	Weighted Average Exercise Price

Outstanding at beginning and end of year	929,671	$1.79

Currently exercisable	929,671	$1.79

On October 29, 2007, OIS entered into a Purchase Agreement with The Tail Wind Fund and Solomon Strategic Holdings, Inc.  Within this agreement, there were warrants issued to purchase an aggregate of 616,671 shares of OIS common stock at an exercise price of $1.87 per share.  526,973 of the warrants were issued to The Tail Wind Fund and 89,698 were issued to Solomon Strategic Holdings, Inc.  These warrants expire on December 10, 2012.

The  313,000 warrants outstanding as of January 1, 2008 and December 31, 2008 were issued in conjunction with the debt offerings for Laurus Master Fund.  The debt related to Laurus Master Fund was completely paid with cash or converted into shares as of December 31, 2006.  These warrants expire on April 27, 2009.

There were 929,671 warrants outstanding and exercisable as of December 31, 2008 with a weighted average remaining contractual life of 2.72 years, a weighted average exercise price of $1.79.

As of December 31, 2008, the price of the OIS share on the stock exchange was $0.17.  At December 31, 2008, the value of the share is $0.33 (Note 2).

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

16.	FINANCIAL RISK MANAGEMENT

Financial Risk Factors

The Company's activities expose it to a variety of financial risks:  market risk (including currency risk, fair value interest rate risk), credit risk and liquidity risk.

The Company's overall risk management program focuses on the unpredictability of financial markets and seeks to minimize potential adverse effects on the Company's financial performance.

Company management designs principles for overall risk management, as well as develops policies covering specific areas, such as foreign exchange risk, pricing risk, interest rate risk, credit risk and liquidity risk.

The Company's principal financial instruments are comprised of accounts receivable, cash and cash equivalents, trade and other payables, short-term bank credit and long-term loans which arise directly from its operations.  During the year the Company did not undertake trading in financial instruments (including derivatives).

Credit Risk

Financial assets, which potentially subject the Company to credit risk, consist principally of trade receivables.  The Company has policies in place to ensure that sales are made to customers with an appropriate credit history.  The carrying amount of accounts receivable, represents the maximum amount exposed to credit risk.  The Company has no significant concentrations of credit risk.  Although collection of receivables could be influenced by economic factors, management believes that there is no significant risk of loss to the Company.

Cash (including cash equivalents and restricted cash) is placed in financial institutions, which are considered at the time of deposit to have minimal risk of default.

Foreign Exchange Risk

The Company performs purchases of goods and services and sells its products, receives loans and credit lines, which are denominated mainly in U.S. Dollars and partly in Euro and in NIS.  As a result, the Company is exposed to foreign exchange risk.

The Company does not have formal arrangements to mitigate foreign exchange risks of the Company's operations.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

16.	FINANCIAL RISK MANAGEMENT (Continued)

Financial Risk Factors (Continued)

Price Risk

The Company does not hold equity securities or any other publicly traded investments and therefore is not exposed to price risk with respect to financial instruments.

Cash Flow and Fair Value Interest Rate Risk

The Company's income and operating cash flows are substantially independent of changes in market interest rates.  The Company is exposed to LIBOR interest rate risk as its borrowings are linked significantly to the LIBOR. The Company has no interest-bearing assets.

Liquidity Risk

Prudent liquidity risk management implies maintaining sufficient cash and cash equivalents, the availability of funding through an adequate amount of committed credit facilities, and the ability to close out market positions.

The Company manages its liquidity needs by carefully monitoring scheduled debt servicing payments for long-term financial liabilities as well as cash-outflows due in a short-term perspective.  Liquidity needs are monitored in various time bands, on a day-to-day and week-to-week basis, as well as on the basis of a rolling 30-day projection.  Long-term liquidity needs for a 180-day and a 360-day lookout period are identified monthly.

The Company maintains cash and cash equivalents to meet its liquidity requirements for up to 30-day periods.

17.	CAPITAL RISK MANAGEMENT

The Company's objectives when managing capital are to safeguard the Company's ability to continue as a going concern in order to provide returns to the owner and benefits for other stakeholders and to maintain an optimal capital structure to reduce the cost of capital.

In order to maintain or adjust the capital structure, the Company may return the capital to the shareholders, issue new capital and convertible loans or sell assets to reduce debt.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

18.	SEGMENT REPORTING

As of January 2008, with the commencing operation of Abraxas by OIS, the Company began operating through two different core activities, as follows:

•	Electronic record and practice management software
•	Ophthalmic application

	Year Ended December 31, 2008
	Electronic Record and Practice Management Software	Ophthalmic Application	Total

Revenue from external customers	$298	$14,112	$14,410

Operating loss	$754	$1,476	$2,230

Loss	$754	$3,868	$4,622

Assets	$1,904	$14,066	$15,970

19.           SUBSEQUENT EVENTS

New Convertible loan Agreement

During August 2008 in respect of the Term Sheet signed between certain majority shareholders (the "Shareholders"), in connection with a convertible loan provided by the Shareholders to the Company, the Shareholders granted the Company an additional loan in the amount of $400.

Subsequent to the balance sheet date, a new Convertible Loan Agreement was signed with the Shareholders at an aggregate amount of up to additional $800.  The loan agreement shall cover also the principal amount of the above mentioned $400 provided to the Company during August 2008 and will apply the terms and conditions as detailed in the Convertible Loan Agreement.  The loan shall bear interest at an annual rate of 12% and shall be repaid within 12 months from the date of the grant. Loan and any interest due thereon may be converted in a whole or in part into ordinary shares of the Company, at a conversion price equal to the lower between (1) the Company's average share price on the Belgium EuroNext Stock Exchange during the 30 days prior the date of this agreement; and (2) the Company's average share price on the Belgium EuroNext Stock Exchange during the 30 days prior the Conversion, and in each case subject to a discount at the rate of 20% of the Company's average share price on the Belgium EuroNext Stock Exchange at the applicable dates.  As security for the Company's obligation including repayments of the loan and any interest due thereon and the Conversion Rights, the Company shall grant to the shareholders a pledge in shares of common stock of OIS held by the Company subject to a discount at a rate of 30% of the price of OIS' shares, to be allocated among each Shareholder pro-rata to the portion of the Loan which the respective shareholder actually provides.

MEDIVISION MEDICAL IMAGING LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
(in thousands of U.S. dollars)
(Continued)

19.           SUBSEQUENT EVENTS (Continued)

Termination of Merger Agreement with OIS

In March 2008, the Company and OIS entered into a merger agreement.  In March 2009, the Company and OIS have mutually agreed to terminate their merger agreement.  The termination of the agreement is due to exorbitant costs the companies and associated shareholders would incur as a result of regulatory requirements.  The companies initially announced the merger agreement in March 2008.

Asset Purchase

On June 24, 2009, the Company entered into an Asset Purchase Agreement ("APA") with OIS to sell substantially all the assets of the Company, which was completed on October 21, 2009. Such assets included the European operations which consisted of the Company's business as conducted by CCS, its branch office in Belgium, certain agreements under which the Company contracted with third parties for distribution and other services, and rights to intellectual property which resulted from the Company's research and development activities performed in Israel.

As payment for such assets, OIS agreed to assume a bank loan outstanding with Mizrahi Tefahot Bank Ltd. (the "United Mizrahi Bank") in the amount of $1,500, to which OIS was previously a guarantor, liabilities associated with the assets sold on and after October 21, 2009, the closing date, and certain taxes, and extinguishment of all intercompany indebtedness owed by us with a principal amount of $4,179.

In addition, in early 2009, OIS hired all of the Company's research and development staff and moved them to the offices in the United States and Israel.

During 2009, OIS had recorded intercompany accounts and notes receivable due from the Company of $450 and $3,169, respectively, prepaid product advances to the Company of $560, which were in anticipation of the completion of the Electro-optical Unit, and $274 of exclusivity rights paid to the Company to sell the Electro-optical Unit in the U.S.  All such amounts were extinguished upon completion of the Asset Purchase.
Purchase Agreement

On June 24, 2009, OIS entered into a Purchase Agreement with AccelMed.  Pursuant to the terms of the Purchase Agreement, OIS authorized the issuance and sale of up to an aggregate of 13,214,317 shares of their common stock and warrants to purchase up to an aggregate of 4,404,772 shares of their common stock in two installments.  On the date of the Purchase Agreement, OIS completed the 1st installment, under which OIS issued to AccelMed 9,633,228 shares and a warrant to purchase up to 3,211,076 shares for an aggregate purchase price of $4,000.  The 1st Installment Warrant entitles AccelMed to purchase 3,211,076 shares of their common stock at an exercise price of $1.00 per share and expires on June 24, 2012.  On May 26, 2010 the 2nd and final installment was completed, under which OIS issued to AccelMed 3,581,089 shares and a warrant to purchase up to 1,193,696 shares for an aggregate purchase price of $2,000.  The 2nd installment warrant has an exercise price of $1.00 per share and expires on June 23, 2012.  The remaining 124,286 shares of common stock were purchased from the Company on January 6, 2010 at a purchase price of $0.70 per share.